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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Blair Corporation Employee Stock Purchase Plan, of our report dated January 30, 1998, with respect to the consolidated financial statements of Blair Corporation and Subsidiary incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP


Buffalo, New York
July 20, 1998